CUSIP No. 62941W101	Schedule 13D	Page 23 of 55

EXHIBIT 99.1

Agreement of Joint Filing

The undersigned hereby agrees that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the Shares of NTL Incorporated. The undersigned further agree and acknowledge that such shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: July 14, 2006		Reporting Person:

Deutsche Bank Trustee Services
(Guernsey) Limited

/s/ Alison Renouf
	By:	Alison Renouf

/s/ Barry Stinton
Barry Stinton

Abacus (C.I.) Limited

/s/ Niall Ritchie
	By:	Niall Ritchie

Cougar Investments Limited

/s/ Alison Renouf
	By:	Alison Renouf

Plough Investments Limited

/s/ Alison Renouf
	By:	Alison Renouf

Sir Richard Branson

/s/ Richard Branson
	By:	Richard Branson

Grenache Holdings Limited

/s/ Niall Ritchie
	By:	Niall Ritchie

Corvina Holdings Limited

/s/ Niall Ritchie
	By:	Niall Ritchie

Virgin Entertainment Investment Holdings Limited

/s/ Niall Ritchie
	By:	Niall Ritchie